UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2008
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission file number)	33-0112644 (IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)
Registrant’s telephone number, including area code (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 9, 2008, the independent inspector of election for the 2008 Annual Meeting of Stockholders of Biogen Idec Inc. (“Biogen Idec”) certified that Biogen Idec’s stockholders approved the Biogen Idec Inc. 2008 Omnibus Equity Plan (the “2008 Equity Plan”) and the Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan (the “2008 Incentive Plan”).
A brief description of the terms and conditions of the 2008 Equity Plan, which provides stock-based compensation to Biogen Idec’s employees, is set forth in Biogen Idec’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2008 (the “Proxy Statement”) under the heading “Proposal 3 — Approval of the Biogen Idec Inc. 2008 Omnibus Equity Plan,” and such description is incorporated herein by reference. A copy of the 2008 Equity Plan is included as Appendix A to the Proxy Statement.
A brief description of the terms and conditions of the 2008 Incentive Plan, which provides performance-based cash incentives to Biogen Idec’s executive officers, is set forth in the Proxy Statement under the heading “Proposal 4 — Approval of the Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan,” and such description is incorporated herein by reference. A copy of the 2008 Incentive Plan is included as Appendix B to the Proxy Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Vice President and Assistant Secretary

Date: July 9, 2008